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                                                                  EX-99.(p)(11)

                                CODE OF ETHICS
                                      OF
                             COOKE & BIELER, L.P.

PREAMBLE

This Code of Ethics is being adopted in compliance with the requirements under the Investment Advisers Act Rule 204A-1, the Investment Company Act Rule 17j-1 (the "Rule") and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives. Rule 17j-1 of the Investment Company Act, Rule 204A-1 and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of Cooke & Bieler, L.P. (the "Firm") in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio or any Fund managed by the Firm:

     1. To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

     2. To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

     4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

     5. To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

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The Management Committee of the Firm adopts this Code of Ethics. This Code is based upon the principle that the partners, directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report material violations of this Code of Ethics to the Management Committee and to the Board of Directors of any Fund advised or sub-advised by the Firm.

POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any partner, officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every partner, officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Compliance Officer.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1) trading by an insider, while in possession of material nonpublic information, or

     2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

     3)  communicating material nonpublic information to others.

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial

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likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that partners, officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

   i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

   ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

   i.  Report the matter immediately to the Firm's Compliance Officer.

   ii. Do not purchase or sell the securities on behalf of yourself or others.

   iii.Do not communicate the information inside or outside the Firm, other than to the Firm's Compliance Officer.

   iv. After the Firm's Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

The role of the Firm's Compliance Officer is critical to the implementation and maintenance of

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the Firm's policy and procedures against insider trading. The Firm's
Supervisory Procedures can be divided into two classifications--prevention of insider trading and detection of insider trading.

   To prevent insider trading, the Firm will:

   i. provide, on a regular basis, an educational program to familiarize partners, officers, directors and employees with the Firm's policy and procedures, and

   ii. When it has been determined that a partner, officer, director or employee of the Firm has material nonpublic information,

       1.  Implement measures to prevent dissemination of such information, and

       2. If necessary, restrict partners, officers, directors and employees from trading the securities.

   To detect insider trading, the Compliance Officer will:

   I. review the trading activity reports filed by each officer, director and employee, and

   ii. Review the trading activity of accounts managed by the Firm.

A. DEFINITIONS

   1. "Access person" means any partner, director, officer, or general partner of the Firm or a supervised person who has access to nonpublic information regarding clients' purchase or sale of securities, or a supervised person who is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. A supervised person who has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds is also an access person

   2. "Affiliated company" means a company which is an affiliated person, as defined in the 1940 Act.

   3. "Affiliated person" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five
       (5%) percent or more of the outstanding voting securities of such other person; (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

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   4.  "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household;
       (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

   5. "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

   6.  "Covered Security" shall have the meaning set forth in
       Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Investment Company Act. Further, for purposes of this Code, "Covered Security" shall include any commodities contracts as defined in
       Section 2(a)(1)(A) of the Commodity Exchange Act. The term "covered security" is very broad and includes any stock, bond, future, investment contract but is not limited to futures contracts on equity indices.

      "Covered Security" shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), repurchase agreements, commercial paper and shares of money market funds. Also excluded from the definition are any registered open-end investment companies (e.g. open-end mutual funds). Any question as to whether a particular investment constitutes a "Covered Security" should be referred to the Compliance Officer of the Firm.

   7. "De minimis" is defined as the annual receipt of gifts, entertainment or political contributions from the same source valued at $500 or less per individual recipient.

   8. "Disclosable transaction" means any transaction in a security pursuant to which an access person would have a beneficial ownership.

   9. "Firm" means the investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

   10. "Fund" means any investment vehicle registered under the Investment Company Act of 1940 for which the Firm acts as manager, adviser or sub-adviser.

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   11. "Non-interested" Director means a director or trustee who is not an interested person.

   12. "Interested Person" of another person, when used with respect to a Fund, means (i) any affiliated person of the Fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser of or principal underwriter for the Fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (a) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (a) of this proviso.

   13. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

   14. "Investment Personnel" means (a) any Portfolio Manager of the Firm;
       (b) any employee of the Firm (or of any company in a control relationship to a Fund or the Firm) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Firm, including securities analysts and traders; or (c) any person who controls a Fund or the Firm and who obtains information concerning recommendations made to any Fund or Portfolio regarding the purchase or sale of securities by the Fund or Portfolio; (d) or any employee who is soliciting new business for the Firm.

   15. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

   16. "Person" means a natural person or a company.

   17. "Portfolio" means any account, trust or other investment vehicle (except "Fund") over which the Firm has investment management discretion.

   18. "Portfolio Manager" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the Firm.

   19. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a Security.

   20. "Security Held or to be Acquired" means (i) any security which, within the most recent

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       15 days, is or has been held by a Fund or Portfolio, or is being or has been considered for purchase by a Fund or Portfolio, or (ii) any option to purchase or sell and any security convertible into or exchangeable for a Security.

   21. "Unaffiliated mutual funds" means any mutual fund that is not advised or sub-advised by Cooke & Bieler.

   22. "Reportable Security" includes mutual funds advised or sub-advised by the firm.

B. PROHIBITED TRANSACTIONS

A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the Firm and its clients. The overriding principle is that investment personnel should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, investment personnel should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the Firm or the investment personnel. Further, no access person or advisory representative shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 204A-1 of the Investment Advisers Act, Rule 17j-1 of the Investment Company Act or Section 206 of the Investment Advisers Act as set forth above.

   1.  Access Persons

       Except as provided in Section C below, no access person shall:

         (a) purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

               (1) is being considered for purchase or sale by any Portfolio or
                   Fund managed by the Firm, or

               (2) is being purchased or sold by any Portfolio or Fund managed by the Firm; or

         (b) Disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Firm.

   2.  Investment Personnel

       In addition to the prohibitions listed in Section B (1) above, no investment personnel shall engage in any of the following:

      (a) Gifts -- accept any gift or other thing of more than de minimis value from any person or entity that does or seeks to do business with or on behalf of the Firm. Nor shall any investment personnel give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with the Firm without pre-approval by the Chief Compliance Officer. Investment personnel may not give or accept any gifts (regardless of value) in the form of cash or cash equivalents to or from a client, prospective client, or any entity that does business with the Firm. For purposes of this

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          Code, "de minimis" shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient, when the gifts are in relation to the Firm's business.

      (b) Entertainment -- provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person on entity that does or seeks to do business with the Firm. Investment personnel may provide or accept a business entertainment event, such as dinner, golf outing or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. All entertainment that exceeds the de minimis value will need to be pre-approved by the Management Committee or the Chief Compliance Officer.

      (c) Bribes - The payment or arrangement of, or any involvement in, bribes, kickbacks or other illegal gratuities.

      (d) Political Activities -

          1. Firm Political Activities. No investment personnel may make political contributions of Firm assets, directly or indirectly, to any public official, political candidate or political party, or to any other organization that might use the contribution to support or influence a public official or a political candidate or party.

          2. Personal Political Activities. Investment personnel may not make personal political contributions for the purpose of obtaining or retaining advisory contracts with government entities. Personal political contributions, other than national contributions, of more than de minimis value will need to be pre-approved by the Chief Compliance Officer. Those seeking pre-approval will certify that the contribution is not made for the purpose of obtaining or retaining the Firm's engagement as an investment adviser by the government entity. Annual reporting is required for de minimis contributions. Current laws and rules in various jurisdictions may also prohibit or limit gifts or entertainment extended to public officials. These laws and rules must be followed.

      (e) Acquire a beneficial interest in any securities in an initial public offering ("IPO") or other limited offerings commonly referred to as private placements, without prior written approval of the Compliance Officer of the Firm and the Management Committee of Cooke & Bieler, L.P. The Compliance Officer must maintain a record of any decision, and the reasons supporting the decision, to approve the investment personnel's acquisition of an IPO or private placement for at least five years after the end of the fiscal year in which the approval was granted.

          Before granting such approval the Compliance Officer (or other designee) should carefully evaluate such investment to determine that the investment could create no material conflict between the investment personnel and a Fund or Portfolio. The Compliance Officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Compliance Officer may consider approving the transaction if the Compliance Officer (or designee) can determine that: (i) the investment did not result from directing Fund, Portfolio or Firm business to the underwriter or issuer of the security; (ii) the Investment Personnel is not misappropriating an opportunity that should have been offered to the

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          Fund or Portfolio; and (iii) an Investment Person's investment decisions for the Fund or Portfolio will not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests of the Fund or Portfolio. Any person authorized to purchase securities in an IPO or private placement shall disclose that investment when they play a part in a Fund's or Portfolio's subsequent consideration of an investment in that issuer. In such circumstances, a Fund's or Portfolio's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

      (f) Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s) of the Firm.

                 Exception: The Compliance Officer of the Firm may allow
              exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Pre-Clearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Fund's Portfolios. The respective Compliance Officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The Compliance Officer may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being considered for purchase or sale by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must complete, sign and submit to the Compliance Officer a completed Securities Transactions Report Relating to Short-Term Trading (Exhibit D), certifying that the proposed transaction is in compliance with this Code of Ethics. The Compliance Officer shall retain a record of exceptions granted and the reasons supporting the decision.

      (g) Serve on the Board of Directors of any publicly traded company without prior authorization of the Management Committee of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Portfolios or Funds. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities. Notification of such directorships shall be made to the Compliance Officer of the Funds.

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   3.  Portfolio Managers

   In addition to the prohibitions listed in Sections B(1) and (2) above, no portfolio manager shall:

     (a) buy or sell a security within seven (7) calendar days before or two
         (2) calendar days after any portfolio of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.

C. EXEMPTED TRANSACTIONS

   Transactions described in Sections B (1), B (2) (c) and B (3) above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1, the Investment Advisors Act Rule 204A-1 and Section 206 of the Investment Company Act may be permitted within the discretion of the Compliance Officer of the Firm on a case-by-case basis. Such exempted transactions may include:

   1. Purchases or sales of securities which are not eligible for purchase by a Fund or Portfolio and which are not related economically to securities purchased, sold or held by the Fund or a Portfolio.

   2. Securities of companies with a market capitalization in excess of $1 billion.

   3. Purchases or sales of a de minimus amount of securities. A de minimus amount of securities shall be defined in this section of the Code of Ethics as:

       (a) up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;

       (b) up to an aggregate 100 shares of an equity security within any three-consecutive month period; or

       (c) Any amount of securities if the proposed acquisition or disposition by a Fund or Portfolio is in the amount of 1,000 shares or less and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

   4. Securities which the access person, Fund and/or Portfolio has no influence or control, including:

       (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

       (b) purchases or sales which are non-volitional on the part of either the access person or the Fund and/or Portfolio;

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       (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase); and

       (d) Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

   5. Securities that appear to present little opportunity for the type of improper trading that the access person reports are designed to uncover, including:

       (a) transactions and holdings in direct obligations of the U.S.
           government;

       (b) money market instruments--bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

       (c) shares of money market funds;

       (d) transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or sub-adviser or principal underwriter for the fund; and

       (e) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

D. COMPLIANCE PROCEDURES

   With respect to the pre-clearance and reporting requirements contained herein, access persons shall pre-clear through and report to the Compliance Officer of the Firm.

   1.  Pre-clearance Procedures

       All access persons must receive prior written approval from the Firm's Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling securities in an account that such access person has beneficial ownership. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (Exhibit E) to the Compliance Officer.

       Pre-clearance approval will expire at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, pre-clearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the appropriate Compliance Officer prior to executing the pre-cleared transaction.

       Access persons are excluded from pre-clearing securities purchased, sold or acquired in the following transactions:

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       (a) Purchases or sales affected in any account over which the access person has no direct or indirect influence or control.

       (b) Purchases or sales which are non-volitional on the part of either the access person or a Fund or Portfolio.

       (c) Purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase).

       (d) Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

       (e) Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and high quality short-term debt instruments and registered open-end investment companies.

   2.  Disclosure of Personal Holdings

       All access persons shall disclose to the Compliance Officer:

       (a) all personal reportable securities holdings (including securities acquired before the person became an access person) within ten
           (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

       (b) The name of any broker, dealer or bank with which the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person must also be reported.

       Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered unaffiliated mutual funds are not disclosable transactions. Access persons do not need to report transactions effected in any account over which the access person has no direct or indirect influence or control.

       The Compliance Officer of the Firm may, at its discretion, request access persons to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

       In addition to reporting securities holdings, every access person shall certify in their initial report that:

       (a) They have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

       (b) They have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or a Portfolio.

       This initial report shall be made on the form attached as Initial Report of Access Person (Exhibit A) and shall be delivered to the Compliance Officer of Firm.

   3.  Quarterly Reporting Requirements

       All access persons shall disclose to the Firm's Compliance Officer all personal reportable securities transactions conducted during the period as of the calendar quarter ended within thirty (30) days after quarter end. Access persons that had no personal securities transactions during the quarter are not required to submit a report confirming the absence of transactions.

       Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered unaffiliated mutual funds are not disclosable transactions. However, mutual fund shares advised or sub-advised by the firm are reportable transactions. Access persons do not need to report transactions effected in any account over which the access person has no direct or indirect influence or control.

       In addition to reporting securities holdings, every access person shall disclose quarterly the:

          (a) Date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

          (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (d) The date the report is submitted to the Compliance Officer.

       In addition, with respect to any account established by an access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the access person must provide:

          (a) The name of the broker, dealer or bank with which the access person established the account;

          (b) The date the account was established; and

          (c) The date the report is submitted by the access person.

       This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (Exhibit C) and shall be delivered to the Compliance Officer of the Firm. In lieu of manually filling out all of the information required by the form, access persons may attach confirms and/or account statements to a signed form.

   4.  Annual Certification of Compliance with Code of Ethics

       All access persons shall disclose to the Compliance Officer of the Firm all personal reportable securities holdings as of the calendar year ended within thirty (30) days after year end. Access persons that had no personal securities transactions during the year are not required to submit a report confirming the absence of transactions. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered unaffiliated mutual funds are not disclosable holdings. However, mutual fund shares advised or sub-advised by the firm are reportable transactions. Access persons do not need to report transactions effected in any account over which the access person has no direct or indirect influence or control.

       In addition to reporting securities holdings, every access person shall certify annually that:

         (a) They have read and understand the Code of Ethics and recognize that they are subject thereto;

         (b) They have not made any political contributions for the purpose of obtaining or retaining the Firm's engagement as an investment adviser to a government entity;

         (c) They have complied with the requirements of the Code of Ethics; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

         (d) they have not disclosed pending "buy" or "sell" orders for a Portfolio or Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

         (e) They have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

       This annual report shall be made on the form attached as Annual Report of Access Person (Exhibit B) and shall be delivered to the Compliance Officer of the Firm.

   5.  Reports to Compliance Officer

       The Compliance Officer of the Firm shall provide, by the thirtieth
       (30) day after each quarter end, certification to the Compliance Officer of a Fund that, as of the prior quarter end:

         (a) the Compliance Officer of the Firm has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

         (b) there have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's Compliance Officer; and

         (c) the Firm has appointed appropriate management or compliance personnel, such as the Compliance Officer to review transactions and reports filed by access persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent Access Persons from violating the Firm's Code of Ethics.

       Each quarter the Compliance Officer of the Firm shall also provide to the Compliance Officer of each Fund a list of access persons who are subject to the Fund's Code of Ethics and the name of the Compliance Officer of the Firm responsible for pre-clearing and reviewing personal securities transactions.

       The Compliance Officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons, pre-clearance reports and approval for short term transactions, IPO and private placement securities, as is requested by the Fund's Compliance Officer.

   6.  General Reporting Requirements

       The Compliance Officer of the Firm shall notify each access person that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an access person, or upon request.

       Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Firm, and each Fund, counsel and/or regulatory authorities upon appropriate request.

   7.  Excessive Trading

       The Firm understands that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's Compliance Officer, Compliance Officer of the Firm, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund/Portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Compliance Officer of the Firm.

   8.  Conflict of Interest

       Every access person shall notify the Compliance Officer of the Firm of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. The Firm's Compliance Officer shall notify the Compliance Officer of a Fund of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process.

E.  REPORTING OF VIOLATIONS TO THE COMPLIANCE OFFICER

   All supervised persons must report violations of the firm's Code of Ethics promptly to the Chief Compliance Officer or other designated individual provided the Chief Compliance Officer also receives reports of all violations.

F. REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

   The Compliance Officer of the Firm shall promptly report to the Compliance Officer of the Fund and the Board of Directors of the Firm all apparent violations of this Code of Ethics and the reporting requirements thereunder.

   When the Compliance Officer of the Firm finds that a transaction otherwise reportable to the Board of Directors pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors. Such findings shall, however, be reported to the Compliance Officer of any respective Funds.

   The Board of Directors of the Firm or any Fund, or a Committee of Directors created by such Board of Directors, for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

G. ANNUAL REPORTING TO THE BOARD OF DIRECTORS

   The Compliance Officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Board of Directors of the Firm and the Funds. Such annual report shall:

     (a) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (b) Identify any violations requiring significant remedial action during the past year; and

     (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

     (d) State that the Firm had adopted procedures reasonably necessary to prevent access persons from violating the Code.

H. SANCTIONS

   Upon discovering a violation of this Code, the Management Committee of Cooke & Bieler may impose such sanctions as they deem appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment.

I. RETENTION OF RECORDS

   The Firm shall maintain the following records as required under Rule 17j-1 and Rule 206A-1:

     (a) A copy of any Code of Ethics in effect within the most recent five years;

     (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the Compliance Officer of the Firm;

     (c) a copy of each report made by an access person, including any brokerage confirmations and account statements made in lieu of these reports and submitted to the Firm's Compliance Officer for a period of five years from the end of the fiscal year in which it was made;

     (d) each memorandum made by the Compliance Officer of the Firm hereunder, for a period of five years from the end of the fiscal year in which it was made;

     (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

     (f) A record of all written acknowledgements of the Code and any amendments for each person who is currently, or within the past 5 years was a supervised person.

     (h) A copy of reports, if any, provided to the Firm's Management Committee or Board of Directors of a Fund which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

                                                                      EXHIBIT A

                             COOKE & BIELER, L.P.
                                CODE OF ETHICS
                        INITIAL REPORT OF ACCESS PERSON

     1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Cooke & Bieler, L.P. (the "Firm"); (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "access person" of the Firm.

     2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm, or a Fund or Portfolio.

     3. As of the date below I had a direct or indirect beneficial ownership in the following securities. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered unaffiliated mutual funds. However, you do need to report holdings in mutual funds where Cooke & Bieler serves as Adviser or Sub-adviser. Please check this box if an addendum is attached listing additional securities [ ]

                                                                       BROKER,
                                                                        DEALER
                                                             TYPE OF   OR BANK
 SECURITY                                   PRICE            PURCHASE  THROUGH
 (include interest rate and          NO. OF  PER  PRINCIPAL (Direct or   WHOM
 maturity date, if applicable)       SHARES SHARE  AMOUNT   Indirect)  EFFECTED
 -----------------------------       ------ ----- --------- ---------- --------
      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

     4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [ ]

                                                  BENEFICIAL          DATE
    BROKER, DEALER OR BANK                          OWNER    ACCOUNT ACCOUNT
    THROUGH WHOM EFFECTED                         OF ACCOUNT NUMBER  OPENED
    ----------------------                        ---------- ------- -------

    __________________________________________      _____     _____   _____

    __________________________________________      _____     _____   _____

    __________________________________________      _____     _____   _____

 Signature:                                     Signature:
            ----------------------                         -------------------
            Access Person                                  Compliance Officer

 Name:                                          Name:
            ----------------------                         -------------------

 Date:                                          Date:
            ----------------------                         -------------------
            (First date of access person
            status)

                                                                      EXHIBIT B

                             COOKE & BIELER, INC.
                                CODE OF ETHICS
                        ANNUAL REPORT OF ACCESS PERSONS

     1) I hereby acknowledge that I have read and understand the Code of Ethics for the Fund (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Firm.

     2) I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Firm to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

     3) Except as reported below or reported in duplicate statements, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

     4)  I hereby certify that during the year ended           , I have not
         made any personal political contributions for the purpose of obtaining or retaining advisory contracts with government entities. I have complied with the requirements of the Code and have reported all de minimis ($500 or less) political contributions, other than national contributions, to the Firm. The below is a list of my political
         contributions for the year ended           :

Political Contributions

                                                               APPROVED
DATE OF                                                (completed by designated
CONTRIBUTION                ORGANIZATION        AMOUNT    compliance person)
------------         -------------------------- ------ ------------------------

____________________ __________________________ ______ ________________________

____________________ __________________________ ______ ________________________

     5) I hereby certify that, during the year ended ______, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code. As of ______, I performed the transactions in Exhibit B.1 and had a direct or indirect beneficial ownership in the listed securities:

   Please do not complete the below table in ANY of the following circumstances:

    . If transactions were in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and unaffiliated registered open-end investment companies (mutual funds).

    . If transactions were performed in accounts to which there is no direct or indirect influence or control. This refers to accounts that are held by persons NOT residing in the same household or accounts in which the employee has no investment discretion over.

    . If the Firm received duplicate broker confirmations AND statements. Duplicate statements and confirmations are required. Therefore, each employee must contact the investment firm to set-up. It is NOT required that employees submit bank or money markets statements.

    . If the transactions were part of the Firm's profit-sharing or 401K program. These statements are also not required.

SECURITIES TRANSACTION FOR PERIOD ENDING
  (If additional space is required, please complete the Addendum)

                                                               BROKER,
                                                               DEALER
                                         PRINCIPAL   TYPE OF     OR    ACCOUNT
SECURITY                   SHARES  PRICE  AMOUNT   TRANSACTION  BANK   NUMBER
--------                  -------- ----- --------- ----------- ------- --------
_____________________     ________ _____ ________   ________   ______  ________
_____________________     ________ _____ ________   ________   ______  ________
_____________________     ________ _____ ________   ________   ______  ________

6)  As of           , I maintain the below accounts, and/or have a direct or
    indirect benefit in the accounts, with the brokers or dealers listed below.

   Applicable accounts:

       .  Accounts for persons residing in the same household.

       . Accounts in which the employee is listed in the account title or has "beneficial ownership".

       . Accounts in which the employee has investment discretion or can affect a transaction.

   Non-applicable accounts:

       . Accounts outside the employee household in which the employee DOES NOT have investment discretion.

       . Accounts in which the employee does not receive an indirect or direct benefit from.

       .  Firm 401K accounts and savings and/or checking accounts.

BROKER OR INVESTMENT ACCOUNT LIST
  (If additional space is required, please complete the Addendum)

                                              ACCOUNT ACCOUNT DATE ACCOUNT
     BROKER, DEALER OR BANK                    TITLE  NUMBER     OPENED
     ----------------------                   ------- ------- ------------

     _________________________________        _______ _______   _______

     _________________________________        _______ _______   _______

     _________________________________        _______ _______   _______

 Signature:                                     Signature:
            ----------------------                         -------------------
            Access Person                                  Compliance Officer

 Name:                                          Name:
            ----------------------                         -------------------

 Date:                                          Date:
            ----------------------                         -------------------
            (No later than 30 days after
            year-end)

                             COOKE & BIELER, L.P.
                                CODE OF ETHICS
                                ADDENDUM TO THE
                        ANNUAL REPORT OF ACCESS PERSON

SECURITIES TRANSACTION FOR PERIOD ENDING

                               PRICE PER PRINCIPAL   TYPE OF
SECURITY               SHARES    SHARE    AMOUNT   TRANSACTION BROKER, DEALER OR BANK
--------              -------- --------- --------- ----------- ----------------------
_____________________ ________   _____   ________   ________   ______________________
_____________________ ________   _____   ________   ________   ______________________
_____________________ ________   _____   ________   ________   ______________________

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

BROKER OR INVESTMENT ACCOUNT LIST

                                                                  DATE ACCOUNT
BROKER, DEALER OR BANK               ACCOUNT TITLE ACCOUNT NUMBER    OPENED
----------------------               ------------- -------------- -------------
_________________________________    _____________ _____________  _____________
_________________________________    _____________ _____________  _____________
_________________________________    _____________ _____________  _____________

 Signature:                                     Signature:
            ----------------------                         -------------------
            Access Person                                  Compliance Officer

 Name:                                          Name:
            ----------------------                         -------------------

 Date:                                          Date:
            ----------------------                         -------------------
            (No later than 30 days after
            year-end)

                                                                      EXHIBIT C

                             COOKE & BIELER, L.P.
                                CODE OF ETHICS
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:

1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics. (if none were transacted, write "none"). You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered unaffiliated mutual funds. However, you do need to report holdings in mutual funds where Cooke & Bieler serves as Adviser or Sub-adviser. Please check this box if an addendum is attached listing additional securities [ ]

                                                                              NATURE OF
SECURITY                                                  PRICE              TRANSACTION    BROKER, DEALER OR
(include interest rate and maturity      DATE OF NO. OF    PER   PRINCIPAL (Purchase, Sale, BANK THROUGH WHOM
date, if applicable)                      TRADE  SHARES   SHARE   AMOUNT        Other)          EFFECTED
-----------------------------------      ------- ------- ------- --------- ---------------- -----------------

___________________________              _______ _______ _______  _______  ________________ ________________

___________________________              _______ _______ _______  _______  ________________ ________________

___________________________              _______ _______ _______  _______  ________________ ________________

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

     2. During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). Please check this box if an addendum is attached listing additional accounts [ ]

                                         BENEFICIAL
BROKER, DEALER OR                         OWNER OF
BANK THROUGH WHOM EFFECTED                ACCOUNT   ACCOUNT NUMBER  DATE ACCOUNT OPENED
--------------------------               ---------- --------------- -------------------

________________________________________   ______   _______________ ___________________

________________________________________   ______   _______________ ___________________

________________________________________   ______   _______________ ___________________

    3. Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or a Portfolio, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or a Portfolio.

 Signature:                                     Signature:
            ----------------------                         -------------------
            Access Person                                  Compliance Officer

 Name:                                          Name:
            ----------------------                         -------------------

 Date:                                          Date:
            ----------------------                         -------------------
            (no later than 30 days after
            calendar quarter)

                                                                      EXHIBIT C

                             COOKE & BIELER, L.P.
                                CODE OF ETHICS
                                ADDENDUM TO THE
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:______

                                                                              NATURE OF
SECURITY                                                  PRICE              TRANSACTION    BROKER, DEALER OR
(include interest rate and maturity      DATE OF NO. OF    PER   PRINCIPAL (Purchase, Sale,   BANK THROUGH
date, if applicable)                      TRADE  SHARES   SHARE   AMOUNT        Other)        WHOM EFFECTED
-----------------------------------      ------- ------- ------- --------- ---------------- ------------------

___________________________              _______ _______ _______  _______  ________________ __________________

___________________________              _______ _______ _______  _______  ________________ __________________

___________________________              _______ _______ _______  _______  ________________ __________________

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

BROKER, DEALER OR                        BENEFICIAL
BANK THROUGH WHOM                         OWNER OF                 DATE ACCOUNT
EFFECTED                                  ACCOUNT   ACCOUNT NUMBER    OPENED
-----------------                        ---------- -------------- -------------

________________________________________   ______   ______________ _____________

________________________________________   ______   ______________ _____________

________________________________________   ______   ______________ _____________

 Signature:                                     Signature:
            ----------------------                         -------------------
            Access Person                                  Compliance Officer

 Name:                                          Name:
            ----------------------                         -------------------

 Date:                                          Date:
            ----------------------                         -------------------
            (no later than 30 days after
            calendar quarter)

                                                                      EXHIBIT D

                             COOKE & BIELER, L.P.
                                CODE OF ETHICS

  SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF INVESTMENT
       PERSONNEL FOR THE SIXTY-DAY PERIOD FROM           TO           :

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds).

                                           PRICE PER                NATURE OF     BROKER/DEALER
                          PROPOSED           SHARE                 TRANSACTION       OR BANK
                          DATE OF  NO. OF (or proposed PRINCIPAL (Purchase, Sale,    THROUGH
SECURITY                   TRADE   SHARES    price)     AMOUNT        Other)      WHOM EFFECTED
--------                  -------- ------ ------------ --------- ---------------- -------------
_____________________     ________ _____    ________   ________       ______        ________
_____________________     ________ _____    ________   ________       ______        ________
_____________________     ________ _____    ________   ________       ______        ________

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the Portfolio or Fund that serves as the basis for my "investment personnel" status with the Firm, and transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as front running transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio and/or Fund;

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and/or Fund, or (ii) being purchased or sold by the Portfolio and/or Fund ; and

(c) Such transactions are in compliance with the Code of Ethics of the Firm.

Date:                                   Signature:
      --------------------------------             --------------------
                                                   Investment Personnel
                                        Name:
                                                   --------------------

In accordance with the provisions of Section B(2)(c) of the Code of Ethics of the Firm, the transaction proposed to be effected as set forth in this report is: Authorized: [ ] Unauthorized: [ ]

Date:                                   Signature:
      --------------------------------             ------------------
                                                   Compliance Officer
                                        Name:
                                                   ------------------

                                                                      EXHIBIT E

                             COOKE & BIELER, L.P.
                                CODE OF ETHICS
              Personal Securities Transactions Pre-clearance Form
                      (See Section D(1), Code of Ethics)

I hereby request pre-clearance of the securities listed below. You do not need to pre-clear transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds), or transactions listed in Section D of the Code of Ethics.

                                                                                                        AUTHORIZED
                                                  PRICE PER                NATURE OF     BROKER/ DEALER BY COMPLIANCE
SECURITY                                            SHARE                 TRANSACTION       OR BANK       OFFICER
(include interest rate and maturity      NO. OF  (or proposed PRINCIPAL (Purchase, Sale,    THROUGH     -------------
date, if applicable)                     SHARES     price)     AMOUNT        Other)      WHOM EFFECTED   YES    NO
-----------------------------------      ------- ------------ --------- ---------------- -------------- -----  -----

___________________________              _______   _______     _______      _______         _______     _____  _____

___________________________              _______   _______     _______      _______         _______     _____  _____

___________________________              _______   _______     _______      _______         _______     _____  _____

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Is any proposed transaction described above within sixty (60) days of a prior transaction in the same or equivalent security? Yes: [ ] No: [ ]

If yes, the access person must submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for preapproval.

Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement? Yes: [ ] No: [ ]

If yes, the Compliance Officer should prepare a memorandum describing the reasons for preapproving the transaction pursuant to Section B(2)(b) of the Code.

 Signature:                                     Signature:
            ----------------------                         -------------------
            Access Person                                  Compliance Officer

 Name:                                          Name:
            ----------------------                         -------------------

 Date:                                          Date:
            --------------------*                          -------------------
--------
* This pre-clearance will expire at the close of business on the second
  (2nd) trading day after pre-clearance was approved. The access person is required to obtain additional pre-clearance if the trade is not completed before the authority expires.